UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-2

CUTERA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2011

10:00 A.M. Pacific Time

To our Stockholders:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Cutera, Inc. (the “Company”).  The meeting will be held at our principal executive offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021. We previously disclosed in our Annual Report that the meeting will be held on June 13, 2011.  The meeting, however, will be held on June 14, 2011 at 10:00 a.m. Pacific Time, for the following purposes:

1.           To elect two Class I directors to each serve for a three-year term that expires at the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.           To hold a non-binding vote on executive compensation;

3.           To hold a non-binding vote on the frequency of executive compensation voting;

4.           To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (the “Independent Registered Public Accounting Firm”) for the fiscal year ending December 31, 2011; and

5.           To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting.

To help conserve resources and reduce printing and distribution costs, we will be mailing a notice to our stockholders, instead of a paper copy of this proxy statement and our 2010 Annual Report, with instructions on how to access our proxy materials over the Internet, including this proxy statement, our 2010 Annual Report and a form of proxy card or voting instruction card.  The notice will also contain instructions on how each of those stockholders can receive a paper copy of our proxy materials.

The meeting will begin promptly at 10:00 a.m., local time, and check-in will begin at 9:50 a.m. local time.. Only holders of record of shares of our common stock (NASDAQ: CUTR) at the close of business on April 18, 2011 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021.

By order of the Board of Directors,

Kevin P. Connors
President and Chief Executive Officer
Brisbane, California
April 26, 2011

YOUR VOTE IS IMPORTANT!

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, OR IF AVAILABLE, ELECTRONICALLY, OR, IF YOU RECEIVED PER YOUR REQUEST A PAPER COPY OF OUR PROXY MATERIALS, COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1

Why am I receiving these proxy materials?	1
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	1
What is the purpose of the Annual Meeting?	2
Who is entitled to attend the meeting?	2
Who is entitled to vote at the meeting?	2
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	2
What items of business will be voted on at the meeting?	2
How does the Board recommend that I vote?	3
What shares can I vote at the meeting?	3
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	3
Can I change my vote?	4
Is my vote confidential?	4
What vote is required to approve each item and how are votes counted?	4
What is a “broker non-vote”?	5
How are “broker non-votes” counted?	5
How are abstentions counted?	5
What happens if additional matters are presented at the meeting?	5
Who will serve as inspector of election?	5
What should I do in the event that I receive more than one set of proxy/voting materials?	6
Who is soliciting my vote and who will bear the costs of this solicitation?	6
Where can I find the voting results of the meeting?	6
What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?	6

STOCK OWNERSHIP	7

Security Ownership of Certain Beneficial Owners and Management	7
Section 16(a) Beneficial Ownership Reporting Compliance	8

CORPORATE GOVERNANCE AND BOARD MATTERS	8

Director Independence	8
Board Leadership Structure	8
Risk Oversight and Analysis	8
Committees of the Board	9
Meetings Attended by Directors	9
Director Nomination Process	10
Director Compensation	11
Code of Ethics	12
Corporate Governance Committee Guidelines	12
Compensation Committee Interlocks and Insider Participation	12
Certain Relationships and Related Transactions	12
Review, Approval or Ratification of Related Party Transactions	13
Family Relationships	13

-i-

-ii-

PROXY STATEMENT
FOR
2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2011

The Board of directors of Cutera, Inc., a Delaware corporation, is soliciting the enclosed proxy from you.  The proxy will be used at our 2011 Annual Meeting of Stockholders to be held on Monday, June 14, 2011, beginning at 10:00 a.m., Pacific Time, which is the local time, at our principal executive offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021, and at any postponements or adjournments thereof.  This proxy statement contains important information regarding the meeting.  Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement the terms “we”, “our”, “Cutera” and the “Company” each refer to Cutera, Inc.; the term “Board” means our Board of directors; the term “proxy materials” means this proxy statement, the enclosed proxy card, and our Annual Report of Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2011, and the term “Annual Meeting” means our 2011 Annual Meeting of Stockholders.

We are sending the Notice of Internet Availability of Proxy Materials on or about May 5, 2011, to all stockholders of record at the close of business on April 18, 2011 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?
You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date (which was April 18, 2011).  As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.

All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials.

Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you chose in connection with our 2010 Annual Meeting of Stockholders to receive future proxy materials by email, you should receive an email this year with instructions containing a link to those materials and a link to the proxy voting site.  In connection with our upcoming Annual Meeting, if you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the purpose of the Annual Meeting?
At our meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement.  In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?
You are entitled to attend the meeting only if you owned our common stock (or were a joint holder) as of the Record Date or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 10:00 a.m., local time.  Check-in will begin at 9:50 a.m., local time.

Who is entitled to vote at the meeting?
Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof.

As of the Record Date, 13,721,045 shares of our common stock were outstanding.  Each outstanding share of our common stock entitles the holder to one vote on each matter considered at the meeting.  Accordingly, there are a maximum of 13,721,045 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting will constitute a quorum.  A quorum is required to conduct business at the meeting.  The presence of the holders of our common stock representing at least 6,860,523 votes will be required to establish a quorum at the meeting.  Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?
The items of business scheduled to be voted on at the meeting are as follows:

1.the election of two nominees to serve as Class I directors on our Board;

2.a non-binding vote on executive compensation;

3.a non-binding vote on the frequency of executive compensation voting; and

4.the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2011 fiscal year.

These proposals are described more fully below in this proxy statement.  As of the date of this proxy statement, the only business that our Board intends to present or knows of that others will present at the meeting is as set forth in this proxy statement.  If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board recommend that I vote?
Our Board recommends that you vote your shares “FOR” each of the director nominees, “FOR” the approval of a non binding vote on executive compensation and “FOR” the ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2011 fiscal year.  In addition, our Board recommends that you vote your shares for the frequency of executive compensation voting to occur every three years, rather than every year or every two years.

What shares can I vote at the meeting?
You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us.  As the stockholder of record, you have the right to grant your voting proxy directly to Cutera or to vote in person at the meeting.  We have enclosed a proxy card for your use.

Beneficial Owner.  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting.  Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting.  Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope.  Our stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope.

How can I vote my shares in person at the meeting?
Shares held in your name as the stockholder of record may be voted in person at the meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?
You may change your vote at any time prior to the vote at the meeting.  If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within Cutera or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

What vote is required to approve each item and how are votes counted?
The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors.  The two director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class I directors.  You may vote either “FOR” or “WITHHOLD” your vote for the director nominees.  A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Non-binding Vote on Executive Compensation.  For the non-binding vote on executive compensation, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business.  If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

Non-binding Vote on the Frequency of Executive Compensation Voting.  The frequency option receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be considered the frequency preferred by the stockholders, although such vote will not be binding on us.  You may vote, with respect to the proposal to recommend, by non-binding vote, the frequency of executive compensation voting, for a vote every one, two or three years, or may abstain from voting.  If you “ABSTAIN” from voting on this proposal, the abstention will not have an effect on the outcome of the vote.

Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.  For the ratification of the appointment of our Independent Registered Public Accounting Firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business.  If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” the approval, by non-binding vote, of executive compensation, “EVERY 3 YEARS” for the approval, by non-binding vote, of triennial executive compensation voting, “FOR” ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What is a “broker non-vote”?
A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.  Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, which includes ratifying the appointment of an independent registered public accounting firm but does not include the election of directors, the non-binding vote on executive compensation and the non-binding vote on frequency of executive compensation voting.  Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of the Independent Registered Public Accounting Firm.  However, if you do not instruct your broker how to vote with respect to the election of directors, the non-binding vote on executive compensation and the non-binding vote on frequency of executive compensation voting, your broker may not vote with respect to such proposal and your shares will not be counted as voting in favor of these matters.

How are “broker non-votes” counted?
Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?
If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting.  In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner.  Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?
Other than the two proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting.  If you grant a proxy, the persons named as proxy holders, David B. Apfelberg (the lead independent director on our Board) and Ronald J. Santilli (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters that may be properly presented for a vote at the meeting.  If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will serve as inspector of election?
We expect a representative of Computershare Trust Company, Inc., our transfer agent, to tabulate the votes, and expect Rajesh Madan, our Vice President of Finance to act as inspector of election at the meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?
You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  In addition, If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card.  Please complete, sign, date and return each Cutera proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?
Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.  We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services, if retained, will not be material.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the Annual Meeting and file a Form 8-K with the SEC within four business days after the end of our Annual Meeting to report the voting results.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?
As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the Annual Meeting to be held in 2012, the written proposal must be received by our corporate Secretary at our principal executive offices no later than January 6, 2012, which is the date 120 calendar days before the anniversary of the mailing date of the Notice of Internet Availability of Proxy Materials. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail its proxy materials. Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the SEC. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.  Proposals should be addressed to:

Secretary
Cutera, Inc.
3240 Bayshore Blvd.
Brisbane, California 94005-1021

Nomination of Director Candidates: You may propose director candidates for consideration by our Board.  Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the “Secretary” at the address of our principal executive offices set forth above.  In addition, our Bylaws permit stockholders to nominate directors for election at an Annual Meeting of stockholders.  To nominate a director, the stockholder must provide the information required by our Bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected.  In addition, the stockholder must give timely notice to our corporate Secretary in accordance with the provisions of our Bylaws, which require that the notice be received by our corporate Secretary no later than January 6, 2012.

Copy of Bylaw Provisions: You may contact our corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our common stock as of the Record Date, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our Named Executive Officers named in the Summary Compensation Table on page 23 (our Chief Executive Officer and our Chief Financial Officer);

•	each of our directors; and

•	all of our directors and Named Executive Officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 18, 2011 (the Record Date) through the exercise of any stock option or other right.  The number and percentage of shares beneficially owned is computed on the basis of 13,721,045 shares of our common stock outstanding as of the Record Date.  The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by principal stockholders or Schedules 13D and 13G filed with the SEC.

Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.  To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name.  The address for those persons for which an address is not otherwise provided is c/o Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005-1021.

Name and Address of Beneficial Owner	Number of Shares Outstanding	Warrants and Options Exercisable Within 60 Days	Approximate Percent Owned
Individuals and entities affiliated with Fidelity Management & Research Company.	1,284,550	—	9.4%
Individuals and entities affiliated with GAMCO Investors, Inc.	1,026,285	—	7.5%
Entities affiliated with American Century Companies, Inc.	835,675	—	6.1%
BlackRock, Inc	783,493	—	5.7%
Dimensional Fund Advisors LP	756,655	—	5.5%
David B. Apfelberg	26,211	52,000	*
Kevin P. Connors	558,727	278,308	6.1%
David A. Gollnick	196,165	41,126	1.7%
W. Mark Lortz	15,804	62,000	*
Timothy J. O’Shea	13,519	42,000	*
Ronald J. Santilli	34,600	178,401	1.6%
Jerry P. Widman	13,519	62,000	*
All directors and Named Executive Officers as a group (7 persons)	858,545	715,835	11.5%
_________________
*Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the SEC.  Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2010 all reports were timely filed.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our Board currently consists of eight authorized directors, with two vacancies.  The Company’s directors are David B. Apfelberg, Kevin P. Connors, David A. Gollnick, Timothy J. O’Shea, W. Mark Lortz and Jerry P. Widman.  Our Board has determined that each of the directors other than Kevin P. Connors, the Company’s President and Chief Executive Officer, and David A. Gollnick, the Company’s former Executive Vice President of Research and Development and a current consultant to our Company satisfy the current “independent director” standards established by rules of The NASDAQ Stock Market LLC (“Nasdaq”).

Board Leadership Structure

Our Board does not have a chairman.  In July 2010, our Board designated David B. Apfelberg as the lead independent director of the Board.  Our Chief Executive Officer, Mr. Connors, performs many of the functions that a chairman would typically perform and works together with Dr. Apfelberg in setting the agenda for each board meeting and presiding over such meetings.  At the end of each board meeting, the independent directors meet without Mr. Connors and Mr. Gollnick present.  Following each meeting, Dr. Apfelberg provides feedback to Mr. Connors on his performance and the performance of other Cutera employees during the meeting and frequently recommends new agenda items for the next meeting.

As described in more detail below, the Board has two standing committees, an Audit Committee and a Compensation Committee.  The chairman and each member of these committees is an independent director.  The Board delegates substantial duties and responsibilities to each committee.  The committees make recommendations to the Board and report regularly to the Board on their activities and any actions they have taken.  We believe that our independent board committees and their chairman are an important aspect of our board leadership structure.

Risk Oversight and Analysis

Our management is responsible for managing the risks we face in the ordinary course of operating our business.  The Board oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to our business.  While our Board has the ultimate responsibility for risk management and oversight, various committees of the Board also support the Board in its fulfillment of this responsibility.  For example, our Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our system of disclosure controls and our internal controls over financial reporting, and risks associated with our cash investment policies.  Our business is run conservatively and excessive risk taking has been discouraged.  As a result, risk analysis has not been a significant factor for our Compensation Committee in establishing compensation.

Committees of the Board

Our Board has two standing committees: the Audit Committee and the Compensation Committee.  From time to time, our Board may also create various ad hoc committees for special purposes.  The membership during the last fiscal year and the function of each of the committees are described below.

Name of Director	Audit Committee	Compensation Committee
Non-Employee Directors:
Jerry P. Widman	X*	X
Timothy J. O’Shea**	X	X
W. Mark Lortz	X
David B. Apfelberg		X*
David A. Gollnick***
Employee Directors:
Kevin P. Connors
Number of Meetings Held During the Last Fiscal Year	6	4

X =	Committee member
* =	Chairman of Committee
** =	Mr. O'Shea was appointed a member of our Compensation Committee on April 22, 2011.
*** =	Mr. Gollnick resigned from the position of Executive Vice President of Research and Development effective March 20, 2009 and continues to be a member of our Board and a consultant to our Company.

Audit Committee.  The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements.  In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s Independent Registered Public Accounting Firm, and the Company’s compliance with applicable legal requirements and its business conduct policies.  Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the Nasdaq rules and the independence requirements of the SEC.  Our Board has determined that Jerry P. Widman continues to qualify as an “audit committee financial expert,” as defined in SEC rules.  The Audit Committee has a written charter, which was adopted by our Board in January 2004, a copy of which can be found on our website at www.cutera.com.  The report of the Audit Committee appears on page 14 of this proxy statement.

Compensation Committee.  The Compensation Committee, together with the Board, establishes compensation for the Chief Executive Officer and the other executive officers and administers the Company’s 2004 Equity Incentive Plan (as amended in 2008) and 2004 Employee Stock Purchase Plan.  The Compensation Committee has a written charter, which was adopted by our Board in January 2004, and amended on April 13, 2007 and on April 25, 2008, and can be found on our website.

Meetings Attended by Directors

During 2010, the Board held five meetings, the Audit Committee held six meetings and the Compensation Committee held three meetings.  No director attended fewer than 75% of the meetings of the Board or committee(s) on which he or she served during 2010.

The directors of the Company are encouraged to attend the Company’s Annual Meeting of Stockholders. In 2010, director Kevin P. Connors attended the meeting in person and directors David B. Apfelberg, Timothy J. O’Shea and Jerry P. Widman attended the meeting telephonically. No other board members attended that meeting, in person or telephonically.

Director Nomination Process

Nominations.  Our Board does not currently have a nominating committee or other committee performing a similar function nor do we have any formal written policies outlining the factors and process relating to the selection of nominees for consideration for Board membership by the full Board and the stockholders.  Our Board has adopted resolutions in accordance with the Nasdaq Rules authorizing a majority of its independent members to recommend qualified nominees for consideration by the full Board.  Our Board believes that it is appropriate for us to not have a standing nominating committee because of a number of factors, including the number of independent directors who want to participate in consideration of candidates for membership on the Board.  Our Board consists of six members, four of whom are independent.  Our Board considered forming a nominating committee consisting of several of the independent members of our Board.  Forming a committee consisting of less than all of the independent members would have resulted in the omission of the other independent members of our Board who wanted to participate in considering qualified candidates for Board membership.  Since our Board desired the participation in the nominations process of all of its independent members, it therefore decided not to form a nominating committee and instead authorized a majority of the independent members of our Board to make and consider nominations for Board membership.  The independent members of our Board do not have a nominating committee charter, but act pursuant to Board resolutions as described above and according to written nominating and corporate governance guidelines adopted in October 2010.  Each of the members of our Board authorized to recommend nominees to the full Board is independent within the meaning of the current “independent director” standards established by Nasdaq’s rules.  Our Board last reviewed this matter in October 2010 and intends to review it periodically, and may in the future elect to designate a formal nominating committee.

Director Qualifications.  While the independent members of our Board have not established specific minimum qualifications for director candidates, the candidates for Board membership should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Ethics.  While the independent members of the Board have not formalized specific minimum qualifications they believe must be met by a candidate to be recommended by the independent members, the independent members of the Board believe that candidates and nominees must reflect a Board that is comprised of directors who (i) have broad and relevant experience, (ii) are predominantly independent, (iii) are of high integrity, (iv) have qualifications that will increase overall Board effectiveness and enhance long-term stockholder value, and (v) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

Stockholder Nominations and Recommendations.  As described above in the Question and Answer section of this proxy statement under “What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?,” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board.  In addition, the independent members of our Board may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board.  A stockholder may make such a recommendation by submitting the following information to our Secretary at 3240 Bayshore Blvd., Brisbane, California 94005-1021: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, professional and personal references, information regarding any relationships between the candidate and Cutera within the last three years and evidence of ownership of Cutera stock by the recommending stockholder.

Identifying and Evaluating Director Nominees.  Typically new candidates for nomination to the Board are suggested by existing directors or by our executive officers, although candidates may initially come to our attention through professional search firms, stockholders or other persons.  The independent members of the Board carefully review the qualifications of any candidates who have been properly brought to their attention.  Such a review may, in the Board’s discretion, include a review solely of information provided to the Board or may also include discussion with persons familiar with the candidate, an interview with the candidate or other actions that the Board deems proper.  The Board shall consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board.  In evaluating the qualifications of the candidates, the independent members of the Board considers many factors, including, issues of character, judgment, independence, expertise, length of service, and other commitments.  In addition, the independent members of the Board take into account diversity in professional experience, skills and background in considering and evaluating candidates.  However, while diversity relating to background, skill, experience and perspective is one factor considered in the nomination process, the Company does not have a formal policy relating to diversity.  The Board evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors.  Candidates properly recommended by stockholders are evaluated by the independent directors using the same criteria as other candidates.  Candidates are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Director Compensation

The following table sets forth a summary of the cash compensation and the grant date fair value of fully vested Cutera stock awarded to our non-employee directors in the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)		All Other Compensation (3)		Total
David B. Apfelberg	$65,000	$60,000	(4)	$—		$125,000
David A. Gollnick	45,000	60,000	(5)	133,520	(5)	238,520
W. Mark Lortz	52,500	60,000	(6)	—		112,500
Timothy J. O’Shea	52,500	60,000	(7)	—		112,500
Jerry P. Widman	71,000	60,000	(8)	—		131,000
_______________________
(1)	Amounts were earned in connection with serving on our Board and its committees, or committee Chairman retainers, each as described below.
(2)
Amounts shown in this column are the aggregate grant date fair value of fully vested stock awards granted during the year ended December 31, 2010 calculated in accordance with Accounting Standards Codification (ASC) Topic 718.

(3)
Amounts shown in this column were earned outside of serving on the Board or its committees or are reportable and do not meet the definition of fees earned or paid in cash or stock awards, each as described below.

(4)	At December 31, 2010, David B. Apfelberg held options to purchase 52,000 shares of common stock.
(5)
David A. Gollnick resigned from the position of Executive Vice President of Research and Development effective March 20, 2009. He continues to be a member of our Board and is a consultant to our Company.  In connection with his consulting agreement, he was paid $133,250 during the year ended December 31, 2010. At December 31, 2010, Mr. Gollnick held options to purchase 41,126 shares of common stock.

(6)	At December 31, 2010, W. Mark Lortz held options to purchase 62,000 shares of common stock.
(7)	At December 31, 2010, Timothy J. O’Shea held options to purchase 42,000 shares of common stock.
(8)	At December 31, 2010, Jerry P. Widman held options to purchase 62,000 shares of common stock.

From January 1, 2009 through June 28, 2009, our non-employee directors earned an annual retainer of $25,000 for regular board meetings.  In June 2009, the Board reviewed a report from Mercer, the Company’s compensation consultant, relating to director compensation.  The results of the Mercer report demonstrated that:

1)	there was a trend away from per meeting fees and towards annual retainers for services rendered by Board and Committee members;

2)	cash compensation for directors was increasing based on the additional duties and responsibilities of Board and committee members; and

3)	there was a trend away from stock options to fully vested equity grants based on a fixed dollar value rather than a share value.

For 2010, our non-employee directors earned an annual retainer of $45,000 for regular board meetings; $6,000 for Compensation Committee meetings (for members other than the Chairman); and $7,500 for Audit Committee meetings (for members other than the Chairman). The Chairman of the Audit Committee and the Chairman of the Compensation Committee, each earned an annual retainer of $20,000 for their services on the respective committees.  Our directors no longer receive per meeting fees for board and committee meetings regardless of the number of meetings held throughout the year.

Our 2004 Equity Incentive Plan provides for the automatic grant of options to our non-employee directors.  Each non-employee director who is appointed to the Board will receive an initial option to purchase 14,000 shares of our common stock upon such appointment.  Each option to purchase 14,000 shares will have an exercise price equal to fair market value on the date of grant and a term of seven years and will become exercisable as to one-third of the shares subject to the option on each anniversary of its date of grant, provided the non-employee director remains a director on such dates.  In addition, each non-employee director who is a director on the date of each Annual Meeting of stockholders and has been a director for at least the preceding six months, will receive fully vested Cutera stock on an annual basis equivalent to the number of shares represented by the quotient of $60,000 divided by the closing stock price of our common stock on the date of such Annual Meeting.  In May 2010, our non-employee directors received $60,000 of fully vested Cutera stock.

Code of Ethics

We are committed to maintaining the highest standards of business conduct and ethics.  Our Code of Ethics, as amended, (the “Code”) reflects our values and the business practices and principles of behavior that support this commitment. The Code is intended to satisfy SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a “code of conduct.”  The Code is an Exhibit to our Form 8-K filed with the SEC on April 27, 2004, was amended and restated on November 19, 2009, and is available on the Company’s website at www.cutera.com.  We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or Nasdaq, on our website.

Corporate Governance Committee Guidelines

We do not have a Corporate Governance Committee but our Board adopted a corporate governance policy and corporate governance guidelines in October 2010.  Our Board, together with our committees, fulfills the role that a Corporate Governance Committee would provide and work with management on corporate governance matters generally.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee, nor any of our executive officers, has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.  No Compensation Committee member is an officer or employee of Cutera.

Certain Relationships and Related Transactions

In the Company’s last fiscal year, and except for compensation paid to its directors and executive officers for services performed in such roles, and except as provided in the following paragraph, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate families had or will have a direct or indirect material interest.

We have a consulting agreement with David A. Gollnick pursuant to which Mr. Gollnick is compensated for services that he provides to us, including product development and clinical support.  Payments to Mr. Gollnick under this agreement in 2010 and 2009 were $133,520 and $110,400, respectively.

Review, Approval or Ratification of Related Party Transactions

As provided by our Audit Committee charter, our Audit Committee must review and approve in advance any proposed related party transaction. All of our directors and officers are required to report to our Audit Committee any such related party transaction prior to its completion. We have not adopted specific standards for approval of related party transactions, but instead our Audit Committee reviews each such transaction on a case-by-case basis. Our policy is to require that all executive compensation-related matters be recommended and approved by our Compensation Committee as provided by our Compensation Committee charter and be reported under applicable SEC rules.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Indemnification Agreements

Each of our directors and officers has an indemnification agreement with our Company.

Communications with the Board by Stockholders

Stockholders wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence to: Attention: Board of Directors, c/o Secretary, Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005-1021.  The envelope should indicate that it contains a stockholder communication.  All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The Audit Committee of the Board of Directors is comprised solely of independent directors (as defined by Nasdaq rules) who were all appointed by the Board of Directors.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which can be found on our website.  The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.  As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of Cutera’s financial reporting, integrity of financial statements, internal controls and internal audit functions.  The Audit Committee has authority to retain outside legal, accounting or other advisors as its deems necessary to carry out its duties and to require Cutera to pay for such expenditures.

The Audit Committee monitors Cutera’s external audit process, including the scope, fees, auditor independence matters and the extent to which the Independent Registered Public Accounting Firm may be retained to perform non-audit services.  The Audit Committee has responsibility for the appointment, compensation, retention and oversight of Cutera’s Independent Registered Public Accounting Firm.  The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of Cutera’s financial, accounting and internal controls over financial reporting.  In addition, the Audit Committee generally oversees Cutera’s internal compliance programs.  The Audit Committee members are not all professional accountants or auditors, and their function is not intended to duplicate or to certify the activities of management and the Independent Registered Public Accounting Firm, nor can the Audit Committee certify that the Independent Registered Public Accounting Firm is “independent” under applicable rules.

The Audit Committee provides advice, counsel and direction to management and the Independent Registered Public Accounting Firm on matters for which it is responsible based on the information it receives from management and the Independent Registered Public Accounting Firm and the experience of its members in business, financial and accounting matters.

Management is responsible for the preparation and integrity of Cutera’s financial statements, accounting and financial reporting processes and internal control over financial reporting for compliance with applicable accounting standards, laws and regulations.

Cutera’s Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of Cutera’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in its report on those financial statements, and for expressing an opinion on the effectiveness of Cutera’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements for 2010 with Cutera’s management.

•
The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

The Audit Committee has received written disclosures and a letter from the Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (“PCAOB”), and has discussed with PricewaterhouseCoopers LLP its independence.

•	The Audit Committee has discussed with the Independent Registered Public Accounting Firm the overall scope and plans for its audit.

•
The Audit Committee has met with the Independent Registered Public Accounting Firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal control over financial reporting, and to discuss the overall quality of our financial reporting.

•	The Audit Committee has considered whether the provision by the Independent Registered Public Accounting Firm of non-audit services is compatible with maintaining its independence.

•
Based on the review and discussion referred to above, the Audit Committee has approved that the audited financial statements and the report of management on internal control over financial reporting be included in Cutera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The foregoing report is provided by the undersigned members of the Audit Committee.

W. Mark Lortz
Timothy J. O’Shea
Jerry P. Widman

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of the Board of Directors

Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms.  Our Board currently consists of six directors, divided among the three classes as follows:

•	two Class I directors, Kevin P. Connors and David A. Gollnick, whose terms expire at our Annual Meeting of Stockholder to be held in 2011;

•	two Class II directors, David B. Apfelberg and Timothy J. O’Shea, whose terms expire at our Annual Meeting of Stockholders to be held in 2012; and

•	two Class III directors W. Mark Lortz and Jerry P. Widman, whose terms expire at the Annual Meeting of Stockholders to be held in 2013.

The name of each member of the Board, the class in which he or she serves, and his or her age as of the Record Date, principal occupation and length of service on the Board are as follows:

Name	Term Expires	Age	Principal Occupation	Director Since
Class I Directors
Kevin P. Connors	2011	49	President and Chief Executive Officer	1998
David A. Gollnick	2011	47	Former Executive Vice President of Research and Development	1998

Class II Directors
Timothy J. O’Shea(1)(2)	2012	58	Managing Director, Oxo Capital	2004
David B. Apfelberg(1)	2012	69	Clinical Professor of Plastic Surgery, Stanford University Medical Center	1998

Class III Directors
W. Mark Lortz (2)	2013	59	Former Chief Executive Officer, TheraSense, Inc.	2004
Jerry P. Widman (1)(2)	2013	68	Former Chief Financial Officer, Ascension Health	2004

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.

Director Nominees

The Board has nominated Kevin P. Connors and David A. Gollnick for re-election as Class I directors.

Kevin P. Connors has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in August 1998.  From May 1996 to June 1998, Mr. Connors served as President and General Manager of Coherent Medical Group, a unit of Coherent Inc., which manufactures lasers, optics and related accessories.  We believe Mr. Connors’ qualifications to serve on our board of directors include, his knowledge of and leadership experience, in the aesthetic medical equipment industry prior to joining Cutera and the substantial understanding of the Company and its operations that he has gained while serving as President, Chief Executive Officer and director of the Company since inception.

David A. Gollnick has served as a member of our Board since our inception in August 1998.  He served as our Vice President of Research and Development from August 1998 until April 2007, and served as our Executive Vice President of Research and Development from April 2007 until March 2009. From June 1996 to July 1998, Mr. Gollnick was Vice President of Research and Development at Coherent Medical Group, a unit of Coherent Inc.  Mr. Gollnick holds a B.S. in Mechanical Engineering from Fresno State University.  We believe Mr. Gollnick’s qualifications to serve on our board of directors include his technical experience in researching and developing products for the aesthetic medical equipment industry and his understanding of our employees, products and operations.

If elected to our board of directors, directors Kevin P. Connors and David A. Gollnick would each hold office as a Class I director until our Annual Meeting of Stockholders to be held in 2014 or until his earlier resignation, removal, or death.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE TWO NOMINEES FOR CLASS I DIRECTOR LISTED ABOVE.

Directors Whose Terms Extend Beyond the 2011 Annual Meeting

David B. Apfelberg, MD has served as a member of our board of directors since November 1998.  Since 1980, Dr. Apfelberg has held various roles at the Stanford University Medical Center, and currently serves as a Clinical Professor of Plastic Surgery.  Since 1987, Dr. Apfelberg has also been a consultant for entrepreneurs and venture capital companies in the areas of medical devices and medicine.  From June 1991 to May 2001, Dr. Apfelberg was Director of the Plastic Surgery Center in Atherton, California.  Dr. Apfelberg holds both a B.M.S., Bachelor of Medical Science, and an M.D. from Northwestern University Medical School.  We believe Dr. Apfelberg’s qualifications to serve on our board of directors include his medical expertise, understanding of our products, and his knowledge of the aesthetics market generally.

Timothy J. O’Shea has served as a member of our board of directors since April 2004.  Mr. O’Shea has been with Oxo Capital since 2008 and serves as a managing director.  From 1995 to 2008, he served in a variety of management positions at Boston Scientific, including Corporate Vice President of Business Development from 2000 to 2008.  Mr. O’Shea holds a B.A. in history from the University of Detroit.  We believe Mr. O’Shea’s qualifications to serve on our board of directors include his corporate marketing knowledge as well as his diverse experience in the medical device industry working for a large medical device company.

W. Mark Lortz has served as a member of our board of directors since June 2004.  Mr. Lortz served as the Chairman, President and Chief Executive Officer of TheraSense until June of 2004 after its acquisition by Abbott Laboratories.  Prior to TheraSense, Mr. Lortz held several positions at LifeScan, including Vice President, Operations and Group Vice President, Worldwide Business Operations.  Prior to LifeScan, Mr. Lortz had 18 years of experience with the General Electric Company in several divisions. Mr. Lortz currently serves as a member of the board of directors of two privately-held companies in the healthcare industry. Within the past five years, Mr. Lortz also served on the board of directors of NeuroMetrix, a publicly-traded manufacturer of neurological diagnostic and therapeutic devices, and IntraLase, a manufacturer of  lasers for the medical industry and for eye surgery, which was acquired by Advanced Medical Optics.  Mr. Lortz holds an M.B.A. in Management from Xavier University and a B.S. in Engineering Science from Iowa State University.  We believe Mr. Lortz’s qualifications to serve on our board of directors include his executive leadership and management experience as a former Chief Executive Officer, as well as his experience serving on the boards of other public and private companies.

Jerry P. Widman has served as a member of our board of directors since March 2004.  From 1982 to 2001, Mr. Widman served as the Chief Financial Officer of Ascension Health, a not-for-profit multi-hospital system.  Mr. Widman currently serves as a member of the board of directors of three other privately-held companies in the healthcare industry.  Within the past five years, Mr. Widman also served on the board of directors of ArthroCare Corporation, United Surgical Partners International and the Trizetto Group.  Mr. Widman holds a B.B.A. from Case Western Reserve University, an M.B.A. from the University of Denver, and a J.D. from Cleveland State University and is a Certified Public Accountant.  We believe Mr. Widman’s qualifications to serve on our board of directors include his financial expertise and prior experience as a Chief Financial Officer, as well as his experience serving on the boards of various public and private companies.

PROPOSAL TWO—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

General

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 23 below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Summary of 2010 Executive Compensation Program

Following is a summary of some of the key points of our 2010 executive compensation program:

•
The primary objectives of our compensation programs are that they be fair, objective and consistent across the employee population, that compensation be directly and substantially linked to measurable corporate and individual performance and that compensation remains competitive, so that we can attract, motivate, retain and reward the key employees whose knowledge, skills and performance are necessary for our success.

•	We seek to foster a culture where individual performance is aligned with organizational objectives.

•
We evaluate and reward our Named Executive Officers based on the comparable industry specific and general market compensation for their respective positions in the company and an evaluation of their contributions to the achievement of short-and long-term organizational goals.

•	Executive compensation is reviewed annually by our Compensation Committee, and adjustments are made to reflect performance-based factors and competitive conditions.

•	Our Named Executive Officers are compensated with cash, equity and non-equity incentives, and other customary employee benefits.

•
Our Named Executive Officers’ have Change of Control and Severance Agreements and except for these Change of Control and Severance Agreements, we do not have employment agreements with any of our Named Executive Officers.

See the “Executive Compensation” section beginning on page 23 below for more information.

Cutera believes that the information provided above and within the Executive Compensation section of this proxy statement demonstrates that it’s executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL THREE—NON-BINDING VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTING

The Dodd-Frank Act also enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Two beginning on page 18 of this proxy statement. By voting on this Proposal Three, stockholders may indicate whether they would prefer a non-binding vote on Named Executive Officer compensation once every one, two, or three years.

After careful consideration, our Board of Directors has determined that a non-binding vote on executive compensation that occurs triennially is appropriate for the Company, and therefore our Board of Directors recommends that you vote for a three-year period between the non-binding vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that given the nature of our compensation programs, a triennial vote would be sufficient for our stockholders to provide us with their input on our compensation philosophy, policies and practices. Our compensation programs do not change significantly from year-to-year and do not contain any significant risks that we believe would be of concern to our stockholders. A triennial approach provides regular input by stockholders, while allowing time to evaluate the effects of our compensation program on performance over a longer period. We understand that our stockholders may have different views as to what is the best approach in this regard, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Company, the Compensation Committee or our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A TRIENNIAL VOTE AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2011.  PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal years 2001 through 2010.

The Board is asking the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2011.  Although not required by law, by rules of NASDAQ, or by the Company’s bylaws, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee in its discretion may select a different Independent Registered Public Accounting Firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s Independent Registered Public Accounting Firm.  In addition to retaining PricewaterhouseCoopers LLP to audit the Company’s consolidated financial statements for 2010, the Audit Committee retained PricewaterhouseCoopers LLP to provide other auditing and advisory services in 2010.  The Audit Committee understands the need for PricewaterhouseCoopers LLP to maintain objectivity and independence in its audits of the Company’s financial statements.  The Audit Committee has reviewed all non-audit services provided by PricewaterhouseCoopers LLP in 2010 and has concluded that the provision of such services was compatible with maintaining PricewaterhouseCoopers LLP’s independence in the conduct of its auditing functions.

To help ensure the independence of the Independent Registered Public Accounting Firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its Independent Registered Public Accounting Firm.  Pursuant to this policy, all audit and non-audit services to be performed by the Independent Registered Public Accounting Firm must be approved in advance by the Audit Committee.  The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

All of the services provided by PricewaterhouseCoopers LLP described in the table below were approved by the Audit Committee.

The aggregate fees incurred by the Company for audit and non-audit services in 2010 and 2009 were as follows:
.
Service Category	2010	2009(5)
Audit Fees(1)	$507,150	$514,750
Audit Related Fees(2)	11,200	—
Tax Fees(3)	102,900	—
All Other Fees(4)	1,500	1,500
Total	$622,750	$516,250

(1) In accordance with the SEC’s definitions and rules, audit fees are comprised of billed and unbilled fees for professional services related to the audit of financial statements and internal control over financial reporting for the Company's 2010 and 2009 fiscal years as included in the annual report on Form 10-K; and the review of financial statements for interim periods included in the quarterly reports on Form 10-Q within those years.
(2) Audit-related fees are fees for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements;
(3) Tax fees are fees for tax compliance services;
(4) All other fees relates to a subscription fee for a PricewaterhouseCoopers LLP online service used for accounting research purposes.
(5) The company revised the audit and non-audit fee disclosure amounts for 2009 to present data that is consistent with the 2010 disclosure, which was based on fees billed and unbilled for the fiscal years 2010 and 2009. The data presented in the prior year’s proxy was based on fees incurred during the respective years.

NAMED EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Set forth below is certain information as of the Record Date concerning our Named Executive Officers who were with the Company as of December 31, 2010.

Name	Age	Position(s)
Kevin P. Connors	49	President, Chief Executive Officer and Director
Ronald J. Santilli	51	Executive Vice President and Chief Financial Officer

Further information regarding Kevin P. Connors is provided above under “Director Nominees.”

Ronald J. Santilli has served as our Chief Financial Officer since September 2001 and as our Executive Vice President since April 2007.  From September 2001 to April 2007, Mr. Santilli served as our Vice President of Finance and Administration.  From April 2001 to August 2001, Mr. Santilli served as Senior Director of Financial Planning and Accounting at Lumenis, a manufacturer of medical lasers.  From May 1993 to March 2001, Mr. Santilli held several positions at Coherent Inc., including Sales Operations Manager, Controller of the Medical Group and, most recently, Director of Finance and Administration.  Mr. Santilli holds a B.S. in Business Administration from San Jose State University and an M.B.A. in Finance from Golden Gate University.

Compensation Discussion and Analysis

Overview

The primary objectives of our compensation programs are:

•	that they be fair, objective and consistent across the employee population;

•	that compensation be directly and substantially linked to measurable corporate and individual performance; and

•	that compensation remains competitive, so that we can attract, motivate, retain and reward the key employees whose knowledge, skills and performance are necessary for our success.

We seek to foster a culture where individual performance is aligned with organizational objectives. We evaluate and reward our Named Executive Officers based on the comparable industry specific and general market compensation for their respective positions in the company and an evaluation of their contributions to the achievement of short-and long-term organizational goals. Executive compensation is reviewed annually by our Compensation Committee, and adjustments are made to reflect performance-based factors and competitive conditions.

Role of Our Compensation Committee

Compensation Committee Charter

The Compensation Committee establishes compensation for our two Named Executive Officers – our Chief Executive Officer and Chief Financial Officer, and administers our equity incentive plans, which are currently the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan. The Compensation Committee has a written charter, which was adopted by our Board in January 2004, and was amended in April 2007 and in April 2008. A copy of this charter, as amended, can be found on our website, which is www.cutera.com.

Duties of the Compensation Committee

The responsibilities of the Compensation Committee include:

(i)           Establishing the following for the Named Executive Officers and such other officers as appropriate: (a) annual base salary, (b) annual incentive bonus, which may include the setting of specific goals and amounts, (c) equity compensation, (d) agreements for employment, severance and change-of-control, and (e) any other benefits, compensation or arrangements, other than benefits generally available to our employees.

(ii)           Reviewing and making recommendations to our Board of Directors, at such intervals as may be decided by the Compensation Committee from time to time, regarding (a) general compensation goals and guidelines for our employees and the criteria by which bonuses and stock compensation awards to our employees are determined; and, (b) other policies and plans for the provision of compensation to our employees, directors and consultants.

(iii)           Acting as Administrator of our 2004 Equity Incentive Plan, 2004 Employee Stock Purchase Plan, and any other equity compensation plans adopted by our Board.

(iv)           Reviewing and making recommendations to our Board with respect to policies relating to the issuance of equity incentives to employees, consultants and directors.

(v)           Evaluating the compensation of the independent members of our Board.

(vi)           Preparing the report that follows this Compensation Discussion and Analysis.

Compensation Committee Members

The members of our Compensation Committee are appointed by our Board. The members of that committee as of the Record Date were Dr. David B. Apfelberg (chairman) and Mr. Jerry P. Widman. On April 22, 2011, the Board appointed Timothy J. O'Shea as a member of the Compensation Committee. Each member of the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and satisfies the independence requirements imposed by Nasdaq.

Role of the Compensation Committee and its Consultant in Setting Executive Compensation

Our Compensation Committee establishes the compensation packages for our Named Executive Officers to ensure consistency with market compensation rates for similar positions, our compensation philosophy and corporate governance guidelines. Decisions are made only by the directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

With the SEC’s recent reforms relating to executive compensation disclosure, our Compensation Committee has assumed an active role in reviewing market data and working with a compensation consultant on executive compensation matters.  We worked with a third-party compensation consultant in March 2009, Mercer, to assist us in establishing executive compensation.  Because certain components of executive compensation—such as bonus targets—are driven by operational priorities, as to which management has greater insight than the Board or the Compensation Committee, the Compensation Committee has directed management to interface with the Committee and the compensation consultant to help establish appropriate targets.

Due to the significant cost associated with services provided by a compensation consultant, we may decide not to engage a compensation consultant each year, but rather once every few years. This decision shall be evaluated regularly and will be based on the Compensation Committee’s evaluation of whether the prior report obtained, along with increased disclosures of other public companies from our Peer Group relating to executive compensation disclosure, is sufficient to allow them to make informed and reasonable decisions with regard to executive-compensation matters.

Role of our Executives in Setting Compensation

On occasion, the Compensation Committee meets with members of our management team, including Messrs. Kevin Connors and Ron Santilli, to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management may make recommendations to the Compensation Committee on all components of compensation. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to these matters. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our Named Executive Officers and does not delegate any of its compensation functions to others.

Market Benchmarks

In developing its recommendations for annual compensation packages for our Named Executive Officers, our Compensation Committee worked with Mercer to gather market data and identify an appropriate peer group of public companies. The members of that peer group are Athenahealth, Atrion Corporation, Candela (acquired by Syneron Medical, Ltd.), Cryolife, Cynosure, Emageon, Exactech, I-Flow Corporation, Lifecore Biomedical, Medecision, Meridian Bioscience, Osteotech, Palomar Medical Technologies, Quadramed, RTI Biologics, Solta Medical, Transcend Services, and Tutogen Medical (the “Peer Group”). Our Compensation Committee used this data in developing its recommendations for annual compensation for our Named Executive Officers, but also ensured that its recommendations were consistent with the philosophy underlying our compensation programs.

Compensation Components

Our Named Executive Officers are compensated with cash, equity and non-equity incentives, and other customary employee benefits.

Cash Compensation. Cash compensation consists of base salary, participation in a discretionary bonus program and participation in a discretionary profit-sharing plan. Our cash compensation goals for our Named Executive Officers are based upon the following principals:

•	Salary should generally be set at or above the 50th percentile of the Peer Group;

•	Salary should be positioned to reflect each individual’s experience, performance and potential;

•	A significant portion of cash compensation should be “at risk;” and

•
The amount of discretionary bonuses payable in any quarter is based on revenue growth, compared with the same quarter in the prior year, and the operating profit before stock-based compensation and non-operational expenses, or “Adjusted Operating Profit.” Further, discretionary bonuses are payable only if we have an Adjusted Operating Profit for that quarter.

Base Salary and Total Target Cash Compensation. Total target cash compensation for each Named Executive Officer includes his annual base salary, annual target bonus level (described below) and annual profit-sharing payments.

In 2010, our Compensation Committee did not retain a third-party compensation consultant to assist with establishing compensation for our Named Executive Officers. During 2009, our Compensation Committee retained Mercer, to assist it with establishing compensation for our Named Executive Officers and paid them approximately $68,000 in consulting fees. Mercer does not provide any other services to us other than the services it performs at the request of the Compensation Committee. Mercer assisted the Compensation Committee’s executive compensation-setting process by:

•	assessing the competitiveness of our compensation arrangements for the Named Executive Officers and making recommendations regarding equity grants to these individuals;

•	assessing the competitiveness of our compensation arrangements for the members of our Board and making recommendations regarding the compensation program’s design and levels; and

•	reviewing and providing comments on the structure of the stock option exchange program.

In 2009, Mercer concluded that our executive total target cash compensation program was well aligned with the practices of the broader medical device industry and direct peers.  For 2010, the annual base salary and total target cash compensation of our Named Executive Officers remained the same as it was in 2009.

Discretionary Bonus Program. In addition to base salary compensation, we had a discretionary bonus program in 2010 for our Named Executive Officers and other personnel pursuant to which cash payments may be made quarterly based on the Company’s performance in the then-preceding quarter. The annual target bonus levels as a percentage of base salary for the Named Executive Officers effective through December 31, 2010, remained the same as that set by our Board in February 2008 at 60% for Mr. Connors and 45% for Mr. Santilli. Payments made under the discretionary bonus program are at the Board's option. We, however, have historically made payments in accordance with this program.

Target bonuses in 2010 were calculated based upon a matrix of revenue growth and Adjusted Operating Profit. For example, at 10% revenue growth and 10% Adjusted Operating Profit, an individual would receive 100% of his or her target bonus. At 15% revenue growth and 15% Adjusted Operating Profit, an individual would receive 150% of his or her target bonus. There was no bonus earned by each of our Named Executive Officers in 2010 as we did not have a profitable quarter.

Discretionary Profit-Sharing Program. We also have a discretionary profit sharing program for our Named Executive Officers and other employees pursuant to which cash payments may be made quarterly. Target profit-sharing payments are calculated based upon half of the quarterly pre-tax Adjusted Operating Profit percentage (pre-tax Adjusted Operating Profit divided by revenue) multiplied by the Named Executive Officer’s gross salary earned during that quarter. There were no profit-sharing payments made to our Named Executive Officers in 2010 because we did not have an Adjusted Operating Profit in any quarter.

Long-Term Incentive Program. We believe that equity-based compensation promotes and encourages long-term successful performance by our Named Executive Officers that is aligned with the organization’s goals and the generation of stockholder value. Our equity compensation goals for our Named Executive Officers and others are based upon the following principals:

•	Stockholder and executive interests should be aligned;

•	Key and high-performing employees, who have a demonstrable impact on our performance and /or stockholder value, should be provided this benefit;

•	The program should be structured to provide meaningful retention incentives to participants;

•	The equity grants should reflect each individual’s experience, performance, potential and be comparable to what the Peer Group grants for the respective position; and

•	Actual awards should be tailored to reflect individual performance and attraction/retention goals.

Equity Incentive Compensation. Under our 2004 Equity Incentive Plan, we are permitted to grant stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards. Under that Plan, we grant options to our officers, directors and employees to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. The grant date for stock options to our Named Executive Officers is typically the date of a regularly scheduled board meeting, or, for annual merit grants, on or around June 1 of each year. Our outside directors are granted stock annually on the date of our Annual Meeting of stockholders. We have no program, plan or practice to select option grant dates (or set board meeting and annual stockholder meeting dates) to correspond with the release of material non-public information.

In May 2010, our Compensation Committee, with the approval of our non-employee, outside directors, granted options to Messrs. Connors and Santilli to acquire 120,000 and 55,000 shares of our common stock under our 2004 Equity Incentive Plan, respectively. These equity grants are in the form of stock option awards. At the time these awards were granted, the unvested stock options of each of our Named Executive Officers had exercise prices that were higher than the then-current per-share price of our common stock. Each of the stock option awards had a vesting commencement date of June 1, 2010, a term of seven years, and vests as follows: twelve thirty-sixths of the total number of shares subject to the stock option shall vest one full calendar year following the vesting commencement date of June 1, 2010 and one-thirty-sixth of the total number of shares subject to the stock option shall vest on the last day of each full calendar month thereafter, until all such shares have vested, subject to the option holder continuing to provide services to us through each such date.

Each of the stock option awards described in the preceding paragraph was issued for the purpose of retaining the individual recipient and thus ultimately increasing the value of the Company. In connection with the granting of these stock options, stock options to Messrs. Connors and Santilli to acquire 95,000 and 57,000 shares of our common stock, respectively, that had exercise prices of $23.75 and $24.46 ─ significantly higher than the then-current per-share price of our common stock ─ were cancelled.

In addition, in May 2010, our Compensation Committee, with the approval of our non-employee, outside directors, granted Restricted Stock Units (or RSUs) to Messrs. Connors and Santilli to acquire 33,000 and 22,000 shares of our common stock under our 2004 Equity Incentive Plan, respectively. These RSUs vest as to one-third of the shares on each of  June 1, 2010, 2011 and 2012.

We also have a 2004 Employee Stock Purchase Plan that provides eligible employees with the opportunity to purchase shares of our common stock at a 15% discounted price to the lower of the fair market value at either the beginning or the end of the applicable offering period. During 2010, our Chief Financial Officer participated in this Plan, but our Chief Executive Officer did not participate in this Plan.

Benefits. We provide the following benefits to our Named Executive Officers generally on the same basis as the benefits provided to all employees:

•	Health, dental and vision insurance;

•	Life insurance;

•	Short-and long-term disability;

•	401(k) plan, however, in 2009 we discontinued our discretionary employer match on employee 401(k) contributions; and

•	Flexible Spending Accounts.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

We have Change of Control and Severance Agreements with each of our Named Executive Officers. The purpose of these agreements is to provide incentives to our Named Executive Officers to continue their employment with the Company and not be distracted by the possibility of loss of employment as a result of an acquisition of the Company or for other reasons.

The Change of Control and Severance Agreements provide that if a Named Executive Officer’s employment with the Company is terminated by the Company without Cause or by the executive for Good Reason either prior to 3 months before or after 12 months following a Change of Control (as such capitalized terms are defined in the Change of Control and Severance Agreement) of the Company but not in connection with a Change of Control, the executive will receive, subject to signing a release of claims in favor of the Company, (i) a lump sum severance payment equal to 200% of the annual base salary as in effect immediately prior to such termination for our Chief Executive Officer and 100% of the annual base salary as in effect immediately prior to such termination for our Chief Financial Officer; and (ii) up to 24 months for our Chief Executive Officer and up to 12 months for our Chief Financial Officer of reimbursement for premiums paid for COBRA coverage.

The Change of Control and Severance Agreements also provide that if an executive’s employment with the Company is terminated by the Company without Cause or by the executive for Good Reason and such termination occurs within the period beginning 3 months before, and ending 12 months following, a Change of Control of the Company and in connection with a Change of Control, the executive will receive, subject to signing a release of claims in favor of the Company, (i) a lump sum severance payment equal to 200% of the annual base salary as in effect immediately prior to such termination or, if greater, at the level in effect immediately prior to the Change of Control for our Chief Executive Officer and 100% of the annual base salary as in effect immediately prior to such termination or, if greater, at the level in effect immediately prior to the Change of Control for our Chief Financial Officer; (ii) a lump sum severance payment equal to 100% of the executive’s annual target bonus for the fiscal year in which the termination occurs or, if greater, executive’s annual target bonus in effect immediately prior to the Change of Control; (iii) automatic vesting in full of all outstanding and unvested equity awards held by the executive as of the date of the Change of Control; and (iv) up to 24 months for our Chief Executive Officer and up to 12 months for our Chief Financial Officer of reimbursement for premiums paid for COBRA coverage.

Each Change of Control and Severance Agreement has an initial term of three years, and will extend for an additional year unless the Company or the applicable executive provides written notice at least sixty days prior to the third anniversary of the agreement. For purposes of these agreements, “Cause” shall mean executive’s termination only upon (i) executive’s willful failure to substantially perform executive’s duties (subject to notice and a reasonable period to cure), other than a failure resulting from executive’s complete or partial incapacity due to physical or mental illness or impairment; (ii) executive’s willful act which constitutes gross misconduct and which is injurious to the Company; (iii) executive’s willful breach of a material provision of the Change of Control and Severance Agreement (subject to notice and reasonable period to cure); or (iv) executive’s knowing, material and willful violation of a federal or state law or regulation applicable to the business of the Company.

For purposes of these agreements, “Good Reason” shall mean executive’s termination of employment within ninety (90) days following the expiration of any cure period following the occurrence of one or more of the following, without executive’s consent: (i) a material reduction in executive’s authority, duties, or responsibilities relative to duties, position or responsibilities in effect immediately prior to such reduction; (ii) a material reduction in executive’s base salary as in effect immediately prior to such reduction; or (iii) a material change in the geographic location at which executive must perform services (in other words, the relocation of executive to a facility that is more than fifty (50) miles from executive’s then-current location.

Based on its review of our change-in-control program in 2009, Mercer determined that it is aligned with the practices of our direct peers.

Potential Payments Upon Termination or Change in Control

The following table lists our Named Executive Officers and the estimated amounts they would have become entitled to had their employment with us terminated without Cause or resigns for Good Reason not in connection with a Change of Control on December 31, 2010.

Name	Estimated Total Value of Cash Payment	Estimated Total Value of Health Coverage Continuation
Kevin P. Connors	$840,000	$15,075
Ronald J. Santilli	$290,000	$21,242

The following table lists our Named Executive Officers and the estimated amounts they would have become entitled to had their employment with us terminated without Cause or resigns for Good Reason in connection with a Change of Control on December 31, 2010.

Name	Estimated Total Value of Cash Payment	Estimated Total Value of Health Coverage Continuation	Value of Accelerated Equity (1)
Kevin P. Connors	$1,092,000	$15,075	$182,380
Ronald J. Santilli	$420,500	$21,242	$121,587

(1)	We estimate the value of acceleration of unvested options and RSUs held by each of our Named Executive Officers based on a share price of $8.29 per share as of December 31, 2010.

Except for these Change of Control and Severance Agreements, we do not have employment agreements with any of our Named Executive Officers.

Internal Revenue Code Section 162(m) and Limitations on Executive Compensation

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, may limit our ability to deduct for United States federal income tax purposes compensation paid to either our Chief Executive Officer or to other highly paid executive officers in any one fiscal year that is, for each such person, in excess of $1,000,000.  None of our executive officers received any such compensation in excess of this limit during 2010, or any prior year.

Grants of stock options under the 2004 Equity Incentive Plan are not subject to the deduction limitation; however, to preserve our ability to deduct the compensation income associated with options granted to such executive officers pursuant to Section 162(m) of the Internal Revenue Code, our 2004 Equity Incentive Plan provides that no optionee may be granted option(s) to purchase more than 500,000 shares of our common stock in any one fiscal year.  However, in the fiscal year in which the optionee is hired, an optionee may be granted an option to purchase up to 1,000,000 shares of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

Our stockholders approved each of our equity compensation plans, including a 2008 amendment to our 2004 Equity Incentive Plan.  The following table provides information regarding common stock that may be issued upon the exercise of options and restricted stock units under our 2004 Equity Incentive Plan as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,296,419	$10.93	1,005,447
Equity compensation plan not approved by security holders	—	—	—
Total	3,296,419	$10.93	1,005,447

Summary Compensation Table

The following table sets forth summary compensation information for the years ended December 31, 2010, 2009 and 2008 for our Chief Executive Officer and Chief Financial Officer.  We refer to these persons as our Named Executive Officers elsewhere in this proxy statement.  Except as provided below, none of our Named Executive Officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Salary	Bonus(1)		Option and Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)		All Other Compensation (4)		Total
Kevin P. Connors President and Chief Executive Officer
2010	$420,000	$	―	$729,772	$	―	$	―	$1,149,772
2009	420,000		18,454	481,284		―		―	919,738
2008	420,000		53,086	708,145		6,852		10,817	1,198,900

Ronald J. Santilli Executive Vice President and Chief Financial Officer
2010	$290,000	$	―	$396,546	$	―		$—	$686,546
2009	290,000		10,012	220,589		—		—	520,601
2008	290,000		28,513	339,765		—		10,350	668,628
________________________

(1)	Amounts represent a discretionary bonus and profit sharing earned for each of the years in 2010, 2009 and 2008.
(2)
Amounts shown in this column are the aggregate grant date fair value of stock awards granted during each of the years in 2010, 2009 and 2008 calculated in accordance with ASC Topic 718.  See Note 5 of the Consolidated Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 15, 2011 for a discussion of valuation assumptions for stock-based compensation.

(3)	Amounts represent non-cash benefit associated with a company sponsored, non-business, event for achieving sales targets in accordance with our commission incentive plan.
(4)	Amount represents 401(k) employer-match contributions and service award, where applicable. In 2009, we discontinued our discretionary employer match on employee 401(k) contributions.

Grants of Plan-Based Awards

The following table lists grants of plan-based stock options and restricted stock unit awards made to our Named Executive Officers in 2010 at their related grant date fair value calculated in accordance with ASC Topic 718.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of	Exercise or	Grant Date Fair
Name	Equity Instrument	Grant Date	Threshold	Target	Maximum	Securities Underlying Options	Base Price of Option Awards (2)	Value of Stock Option Awards (1)
Kevin P. Connors President and Chief Executive Officer			—	—	—
	Options	05/14/2010				120,000	$10.24	$445,452
	Options	05/14/2010				(95,000)	(24.05)	(53,600)
	RSUs	05/14/2010				33,000	10.24	337,920
	Total					58,000		729,772
Ronald J. Santilli Chief Financial Officer and Executive Vice President		05/14/2010	—	—	—
	Options	05/14/2010				55,000	$10.24	$204,166
	Options	05/14/2010				(57,000)	(24.02)	(32,900)
	RSUs	05/14/2010				22,000	10.24	225,280
	Total					20,000		396,546
________________________

(1)
Amounts reflect grant date fair value of equity awards calculated in accordance with ASC Topic 718.  See Note 5 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 15, 2011 for a discussion of valuation assumptions for stock-based compensation.

(2)	The per-share prices were the closing price of our common stock on the respective dates of grant.

Equity Incentive Awards Outstanding

The following table lists the outstanding equity incentive awards held by our Named Executive Officers as of December 31, 2010.

	Option Awards					Stock Awards (4)
Name	Number of Securities Underlying Unexercised Earned Options	Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Date Awards Will be Fully Vested
Kevin P. Connors	40,000	—		$2.50	6/08/2011
President and Chief Executive Officer	3,333	—		4.25	8/13/2013
	30,000	—		20.25	7/28/2015
	20,813	12,487	(1)	10.43	5/28/2015
	—	100,000	(2)	10.43	5/28/2015
	60,000	60,000	(3)	8.66	6/08/2016
	—	120,000	(3)	10.24	5/14/2017

						22,000	$182,380	6/01/2012
Ronald J. Santilli	20,000	—		$5.50	9/24/2011
Chief Financial Officer and Executive	3,372	—		4.25	8/07/2012
Vice President	14,753	—		4.25	8/13/2013
	10,000	—		13.30	7/20/2014
	15,000	—		20.25	7/28/2015
	8,563	5,137	(1)	10.43	5/28/2015
	—	50,000	(2)	10.43	5/28/2015
	27,501	27,499	(3)	8.66	6/08/2016
	—	55,000	(3)	10.24	5/14/2017
						14,666	$121,581	6/01/2012
___________________________

(1)	One-quarter (1/4th) of the shares underlying each of these options vest on the one year anniversary of the vesting commencement date and 1/48th of the underlying shares vest each month thereafter.
(2)	100% of the shares underlying each of these options vest on the three year anniversary of the vesting commencement date.
(3)	One-third (1/3rd) of the shares underlying each of these options vest on the one year anniversary of the vesting commencement date and 1/36th of the underlying shares vest each month thereafter.
(4)	One-half of the shares underlying each of these awards will vest on June 1, 2011 and 2012.

Options Exercised and Stock Vested

The following table lists the options exercised by, and stock vested to, our Named Executive Officers in the year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting (2)
Kevin P. Connors President and Chief Executive Officer	50,000	$347,500	11,000	$96,910
Ronald J. Santilli Chief Financial Officer and Executive Vice President	―	―	7,334	$64,613
________________________

(1)	Represents the excess of fair market value of the shares exercised on the exercise date over the aggregate exercise price for such shares.
(2)	These shares were originally issued by us pursuant to RSUs granted in May 2010. On each vesting date, the RSU has a value equal to the fair market value of our common stock on the date of vesting.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Cutera’s proxy statement.

The foregoing report is provided by the undersigned members of the Compensation Committee.

David B. Apfelberg
Timothy J. O'Shea
Jerry P. Widman

______________________
(1)
The material in this report is not deemed soliciting material or filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting.  As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting.  Accordingly, the only business that our Board of Directors intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

Kevin P. Connors
President and Chief Executive Officer

Brisbane, California
April 26, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CUTERA, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Cutera, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 26, 2011 and hereby appoints David B. Apfelberg (the lead independent director on our Board) and Ronald J. Santilli (our Chief Financial Officer), each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2011 Annual Meeting of Stockholders of Cutera, Inc. to be held on June 14, 2011 at 10:00 a.m., local time, at Cutera’s offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

					Please mark your votes as indicated	☒

1.Election of Directors	FOR	WITHHOLD	2.	A non-binding advisory vote on the approval of executive compensation.	FOR	AGAINST	ABSTAIN
	☐	☐			☐	☐	☐

CLASS I NOMINEES: Kevin P. Connors David A. Gollnick	3.	A non-binding advisory vote on the frequency of executive compensation voting.	1 Year	2 Year	3 Year	ABSTAIN
			☐	☐	☐	☐

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT THE INDIVIDUAL’S NAME ABOVE	4.	Ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2011.	FOR	AGAINST	ABSTAIN
			☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTORS; (2) FOR THE APPROVAL, BY NON-BINDING VOTE, OF EXECUTIVE COMPENSATION; (3) EVERY 3 YEARS FOR THE APPROVAL, BY NON-BINDING VOTE, OF TRIENNIAL EXECUTIVE COMPENSATION VOTING; (4) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND (5) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON.  IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES.  IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE.  IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)	SIGNATURE(S)	DATE:

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.